                                                                 EXHIBIT (J)(10)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement (1933 Act File No. 2-90946) on Form N-1A of Eaton Vance Special Investment Trust of our report dated February 11, 2000 of Eaton Vance Institutional Short Term Treasury Fund included in the December 31, 1999 Annual Report to Shareholders.

     We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
April 24, 2000
Boston, Massachusetts
v